As filed with the Securities and Exchange Commission on June 8, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VISUAL SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0727173 (I.R.S. Employer Identification Number)
10182 Telesis Court, 6th Floor
San Diego, CA 92121
(858) 546-0040
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James W. MacIntyre, IV
Chief Executive Officer
Visual Sciences, Inc.
10182 Telesis Court, 6th Floor
San Diego, CA 92121
(858) 546-0040
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:
Barry M. Clarkson, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
(858) 523-5400

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of	Offering Price	Registration
Securities to be Registered	Per Share(1)	Fee(2)
Debt securities, common stock, preferred stock and warrants to purchase debt securities, common stock or preferred stock(3)	—	—
Total:	$100,000,000	$3,070

(1)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S-3 under the Securities Act.

(2)	The registration fee has been calculated in accordance with Rule 475(o) under the Securities Act.

(3)	There are being registered hereunder such indeterminate principal amount of debt securities, such indeterminate number of shares of common stock and preferred stock and such indeterminate number of warrants as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of securities as may be issued upon exercise, conversion or exchange of any securities registered hereunder that provide for such exercise, conversion or exchange or pursuant to the anti-dilution provisions of any such securities.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 8, 2007
PROSPECTUS
$100,000,000
Debt Securities
Common Stock
Preferred Stock
Warrants

     We may from time to time sell any combination of debt securities, common stock, preferred stock and warrants described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000. The debt securities, preferred stock and warrants described in this prospectus may be convertible into or exercisable or exchangeable for common stock or preferred stock or other securities. The securities offered by this prospectus may be sold separately or sold as units with other securities offered hereby.
     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement.
     We may sell these securities directly to our stockholders or to purchasers or through underwriters, dealers or other agents as designated from time to time. If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, the prospectus supplement will set forth their names and any applicable fees, commissions or discounts.
     Our common stock is listed for trading on the Nasdaq Global Market under the symbol “VSCN.” On June 7, 2007, the closing price of our common stock on the Nasdaq Global Market was $15.45 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities exchange of the securities covered by the prospectus supplement.
     Investing in our securities involves risks. See “Risk Factors” beginning on page 2.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 8, 2007

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein and therein by reference, together with the additional information described under “Where You Can Find More Information,” before you make any investment decision.
     We have not authorized any underwriter, dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

ABOUT VISUAL SCIENCES
     Visual Sciences, Inc. (formerly known as WebSideStory, Inc.) was founded and commenced operations in September 1996 and is a leading provider of real-time analytics applications. In May 2007, we changed our name from WebSideStory, Inc. to Visual Sciences, Inc. Our analytics solutions, based on our patent pending on-demand service and software platform, enable fast and detailed analytics on large volumes of streaming and stored data. We designed our platform for the analysis of terabytes of data at higher performance levels and at a lower total cost of ownership than can be achieved via traditional data warehouse and business intelligence systems. We provide packaged real-time analytics applications for web sites, contact centers, retail points-of-sale, messaging systems and other business systems and channels that generate high volumes of customer interaction data. The majority of our operations are conducted in the United States. In order to pursue the sale of our products and services in international markets, we established wholly owned subsidiaries in France (February 2000), the Netherlands (August 2000) and the United Kingdom (April 2003).
     Our principal executive offices are located at 10182 Telesis Court, 6th Floor, San Diego, California 92121 and our telephone number at that address is (858) 546-0040. Our principal website is located at www.visualsciences.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or any accompanying prospectus supplement. Unless the context indicates otherwise, references in this prospectus to “we,” “us” and “our” refer to Visual Sciences, Inc., its predecessors and its wholly owned subsidiaries, including Visual Sciences Technologies, LLC, WebSideStory SAS, WebSideStory Holding B.V., WebSideStory Callcenter and Service B.V. and Visual Sciences UK Limited.
     Visual Sciences®, WebSideStory® and HitBox®, among others, are our United States registered service marks. We have applied to register our HBX™ service mark in the United States. WebSideStory, HitBox and HBX are also registered in several international jurisdictions as well as the European Union. All other trademarks and tradenames appearing in this prospectus are the property of their specific owners.
RISK FACTORS
     Investment in our debt securities, preferred stock, common stock or warrants involves a high degree of risk. You should carefully consider the specific risks described under the heading “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, before making an investment decision. Each of the risks described in these headings could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see “Where You Can Find More Information.”
FORWARD-LOOKING STATEMENTS
     This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements in this prospectus and any accompanying prospectus supplement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. This report contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to our management. You can identify these forward-looking statements by the use of words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation:
•	our reliance on our web analytics services for the majority of our revenue;

•	blocking or erasing of cookies or limitations on our ability to use cookies;

•	our limited experience with real-time analytics applications beyond web analytics;

•	the risks associated with integrating the operations and products of acquired companies with those of the company;

•	privacy concerns and laws or other domestic or foreign regulations that may subject us to litigation or limit our ability to collect and use Internet user information;

•	our ability to defend against claims of patent infringement alleged by NetRatings, Inc.;

•	our ongoing ability to protect our own intellectual property rights and to avoid violating the intellectual property rights of third parties;

•	the highly competitive markets in which we operate that could make it difficult for us to acquire and retain customers;

•	the risk that our customers fail to renew their agreements;

•	the risks associated with our indebtedness, including the risk of non-compliance with the covenants in our credit facility;

•	the risk that our services may become obsolete in a market with rapidly changing technology and industry standards;

•	the risks associated with our renaming the company and undertaking related branding activities; and

•	other risks described in our filings with the SEC, including our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.
     Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available.
RATIO OF EARNINGS TO FIXED CHARGES
     Except for the years ended December 31, 2005 and 2004, our earnings are inadequate to cover fixed charges. The following table sets forth our ratio of earnings to fixed charges, or the deficiency of earnings available to cover fixed charges, as appropriate, for the periods presented. The following table is qualified by the more detailed information and historical financial statements, including the notes to those financial statements, appearing in the computation table found in Exhibit 12.1 to the registration statement on Form S-3 of which this prospectus forms a part or incorporated by reference herein. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

	Three Months
	Ended
	March 31,	Year Ended December 31,
	2007	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges(1)	N/A	N/A	52.9	17.6	N/A	N/A

Deficiency of earnings available to cover fixed charges (in thousands)	$(178)	$(10,264)	$—	$—	$(1,980)	$(1,665)

(1)	In each of the periods presented, except for the years ended December 31, 2005 and 2004, earnings were insufficient to cover fixed charges.
USE OF PROCEEDS
     Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes and working capital requirements. We may use all or a portion of the net proceeds to repay debt or to fund possible investments in, and acquisitions of, companies, businesses, partnerships, minority investments, products or technologies. Currently there are no commitments or agreements regarding any such acquisitions or investments. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities. We will set forth in the accompanying prospectus supplement our intended use for the net proceeds received from the sale of any securities.
DESCRIPTION OF DEBT SECURITIES
     The debt securities covered by this prospectus may be either secured or unsecured and will be our senior or subordinated debt securities issued under one or more separate indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called the indentures. This prospectus, together with the applicable prospectus supplement, will describe the material terms of a particular series of debt securities.

     The following is a summary of selected provisions and definitions of the indentures and debt securities to which a prospectus supplement may relate. The summary of selected provisions appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. For additional information, you should look at the applicable indenture that is filed as an exhibit to the registration statement that includes this prospectus. The indentures are substantially identical, except for the subordination provisions described below under “Subordinated Debt Securities.” If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, or in the indentures filed as exhibits to the registration statement that includes this prospectus, then the terms described below and such indentures will be deemed to have been superseded by that prospectus supplement.
General
     Debt securities may be issued in separate series without limitation as to aggregate principal amount, although such amount shall be limited by the aggregate principal amount of securities that we may sell under this prospectus. We may specify a maximum aggregate principal amount for the debt securities of any series.
     The prospectus supplement relating to a particular series of debt securities will set forth:
•	whether the debt securities will be senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate or rates, which may be fixed or variable, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions and any applicable redemption or purchase prices associated with those provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

•	any defeasance provisions, if different from those described below under “Satisfaction and Discharge; Defeasance”;

•	any conversion or exchange provisions, including whether cash is payable upon conversion;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.
     Unless otherwise specified in the prospectus supplement:
•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 and integral multiples thereof.
     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.
Exchange and Transfer
     Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.
     We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
     In the event of any potential redemption of debt securities of any series, we will not be required to:
•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.
     We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
     The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee; and

•	bear any required legends.
     No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstances described in a prospectus supplement occurs.
     As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:
•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indenture.
     Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
     Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.
     Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agents
     The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.
     We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
     All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.
Certain Covenants
     We will describe any material covenants in respect of any series of debt securities in a prospectus supplement.
Consolidation, Merger and Sale of Assets
     Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease all or substantially all of our properties and assets to any person, unless:
•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor expressly assumes our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default
     Unless we inform you otherwise in the prospectus supplement, the indentures will define an event of default with respect to any series of debt securities as one or more of the following events:
(1) failure to pay principal of or any premium on any debt security of that series when due;
(2) failure to pay any interest on any debt security of that series for 30 days when due;
(3) failure to deposit any sinking fund payment for 30 days when due;
(4) failure to perform any other covenant in the applicable indenture continued for 90 days after being given the notice required in the indenture;
(5) our bankruptcy, insolvency or reorganization; and
(6) any other event of default specified in the prospectus supplement.
     An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
     Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.
     If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”
     After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.
     Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
     A holder will not have any right to institute any proceeding under the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:
     (1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
     (2) the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and
     (3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.
     Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.
     We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the applicable indenture and, if so, specifying all known defaults.
Modification and Waiver
     Except as provided in the next two succeeding paragraphs, and unless we indicate otherwise in a prospectus supplement, we and the applicable trustee may make modifications and amendments to an indenture and may waive any existing default or event of default with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

     We and the applicable trustee may also amend or supplement an indenture without the consent of any holder of outstanding securities:
•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any change that does not adversely affect the rights under the indenture of any such holder in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of any debt security as permitted by the indenture;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trustee Indenture Act;

•	to allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or

•	to add additional obligors under the indenture and the securities.
     However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
•	change the stated maturity of any debt security;

•	reduce the principal of, or premium, if any, or interest on, any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	reduce the rate, or extend the term for payment, of interest on any debt security;

•	change the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, or premium, if any, or interest on any debt security;

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

•	adversely affect the right, if any, to convert any debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.
     The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
Satisfaction and Discharge; Defeasance
     We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough money to pay all the principal, interest and any premium due on the stated maturity date or redemption date of the debt securities.
     Each indenture contains a provision that permits us to elect:
•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:
(1) the subordination provisions under the subordinated indenture; and
(2) covenants as to payment of taxes and maintenance of corporate existence.
     To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.
     If we make any of the above elections, the holders of the debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the rights of holders to receive payments on the debt securities, the registration of transfer and exchange of the debt securities and replacement of lost, stolen or mutilated debt securities.
Notices
     Notices to holders will be given by mail to the addresses of the holders in the security register.
Governing Law
     The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.
Regarding the Trustee
     The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.
     The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.
Subordinated Debt Securities
     The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.
     Payment on the subordinated debt securities will, to the extent provided in the subordinated indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries, if any.
     Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash (or other payment satisfactory to the holders of senior indebtedness) of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash (or other payment satisfactory to such holders) of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.
     We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:
•	a default in the payment of the principal, premium, if any, interest, or other obligations in respect of any senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the subordinated indenture (called a “non-payment default”).
     We may resume payments and distributions on the subordinated debt securities:
•	in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist; and

•	in the case of a non-payment default, upon the earlier of the date on which such nonpayment default is cured, waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.
     No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, any premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

     If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
     In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indentures.
     As of March 31, 2007, we had $5.0 million of borrowings outstanding under our revolving credit facility. We are not prohibited from incurring debt, including senior indebtedness, under the subordinated indenture. We may from time to time incur additional debt, including senior indebtedness.
     We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.
Certain Definitions
     The term “indebtedness” means:
          (1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;
          (2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;
          (3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;
          (4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;
          (5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;
          (6) all direct or indirect guarantees or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;
          (7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and
          (8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.
     The term “senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:
•	indebtedness that expressly provides that it shall not be senior in right of payment to the subordinated debt securities or expressly provides that it is on the same basis or junior to the subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries, if any; and

•	the subordinated debt securities.

DESCRIPTION OF CAPITAL STOCK
     The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”
     As of May 31, 2007, our authorized capital stock consisted of 75,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock in one or more series, $0.001 par value per share.
Common Stock
     As of May 31, 2007, we had:
•	20,534,861 shares of common stock outstanding;

•	an aggregate of 3,557,922 shares of our common stock reserved for issuance upon exercise of outstanding stock options granted under our 2006 Employment Commencement Equity Incentive Award Plan, or 2006 Plan, our 2004 Equity Incentive Award Plan, or 2004 Plan, our 2000 equity incentive plan and the Avivo Corporation 1999 Equity Incentive Plan;

•	an aggregate of 1,104,928 shares of our common stock reserved for issuance pursuant to future grants under our 2006 Plan or 2004 Plan; and

•	warrants to purchase 1,092,923 shares of our common stock outstanding.
     Voting Rights
     Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
     Dividends
     Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board of directors out of funds legally available therefor.
     Liquidation
     In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.
     Rights and Preferences
     Our common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
     Fully Paid and Non-Assessable
     All outstanding shares of our common stock are validly issued, fully paid and non-assessable.
     Preferred Stock
     As of May 31, 2007, we had no shares of preferred stock outstanding.

     Our board of directors is authorized, subject to the limits imposed by the Delaware General Corporation Law, or the DGCL, to issue one or more series of preferred stock, to fix the number of shares to be included in each series of preferred stock, and to determine the designation of any series. The board of directors is also authorized to determine the powers, rights, preferences and privileges and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders.
     Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that adversely affect the voting power or other rights of our common stockholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, financings and other corporate purposes, could have the effect of delaying, deferring or preventing our change in control and may cause the market price of our common stock to decline or impair the voting and other rights of the holders of our common stock.
     General
     Prior to the issuance of shares of preferred stock of each series, our board of directors is required by the DGCL to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:
•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.
     All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.
     We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:
•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption or repurchase, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material and/or special United States Federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.
     Rank
     Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:
•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
     The term “equity securities” does not include convertible debt securities.
Registration Rights Agreement
     Under a registration rights agreement, as amended and restated, certain of the holders of our common stock have the right to require us to register their shares with the SEC so that those shares may be publicly resold, or to include their shares in any registration statement we file as follows:
     Demand Registration Rights
     At any time, any holders who are a party to the registration rights agreement and hold a specified amount of the common stock covered by the registration rights agreement have the right to demand that we file up to three registration statements in the aggregate, so long as the proposed aggregate offering price of the securities registered in any one registration statement is at least $10,000,000, subject to specified exceptions.
     “Piggyback” Registration Rights
     If we register any common stock for public sale, stockholders with registration rights will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of such shares to be included in the registration statement, except, in any underwritten offering that is not a demand registration, the number of shares held by these stockholders cannot be reduced to less than 20% of the total number of securities that are included in such registration statement.
     Expenses of Registration
     Other than underwriting fees, discounts and commissions, we will pay all reasonable expenses relating to piggyback registrations and demand registrations.

     Expiration of Registration Rights
     The registration rights described above will terminate for a particular holder when that holder can resell all of its securities in their entirety pursuant to Rule 144(k) of the Securities Act of 1933, as amended, or the Securities Act, without limitation or restriction. Additionally, the registration rights described above will terminate with respect to securities that are not transferred pursuant to specified procedures contained within the registration rights agreement.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is U.S. Stock Transfer Corporation. The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.
Nasdaq Global Market
     Our common stock is listed for trading on the Nasdaq Global Market under the symbol “VSCN.”
DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of debt securities, common stock or preferred stock or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. This summary of certain provisions of the warrants is not complete. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. As of May 31, 2007, we had warrants outstanding to purchase 1,092,923 shares of our common stock.
     The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, common stock or preferred stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	the price at which each share of debt securities, common stock or preferred stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain Federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

ADDITIONAL INFORMATION CONCERNING OUR CAPITAL STOCK
     The following paragraphs summarize certain provisions of the DGCL and our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws as currently in effect. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”
Delaware Takeover Statute
     We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
     In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions
     Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of Visual Sciences. The amendment of any of these anti-takeover provisions would require approval by holders of at least 66 2/3% of our outstanding common stock entitled to vote on such amendment.

     In particular, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the following:
     Staggered Board of Directors
     Our board of directors is divided into three classes of the same or nearly the same number of directors, each serving staggered three-year terms, which means that only one class of directors may be elected at each annual meeting of stockholders or special meeting in lieu of such annual meeting. These provisions may make removal of incumbent directors difficult and may discourage third parties from attempting to circumvent the anti-takeover effects of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws by removing our incumbent directors.
     No Written Consent of Stockholders
     Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.
     Special Meetings of Stockholders
     Special meetings of our stockholders may be called only by the chairman of the board of directors or our president, or a majority of the members of the board of directors.
     Advance Notice Requirement
     Stockholder proposals to be brought before an annual meeting or a special meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nominations of persons for election to the board of directors. Generally, to be timely, notice must be received at our principal executive offices, with respect to a stockholder proposal to be brought before an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year, or with respect to a stockholder proposal to be brought before a special meeting, within ten days following the announcement of the special meeting.
     Amendment
     The approval of not less than 66 2/3% of the outstanding shares of our capital stock entitled to vote is required to amend the provisions of our Amended and Restated Bylaws by stockholder action, or to amend the provisions of our Amended and Restated Certificate of Incorporation that are described in this section or that are described below under “Limitation of Liability and Indemnification of Executive Officers and Directors.” These provisions make it more difficult to circumvent the anti-takeover provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws.
     Issuance of Undesignated Preferred Stock
     Our board of directors is authorized to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
     Limitation of Liability and Indemnification of Executive Officers and Directors
     As permitted by Section 102 of the DGCL, we have adopted provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.
     These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.
     As permitted by Section 145 of the DGCL, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that:
•	we may indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	we may advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive.
     In addition, we have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
PLAN OF DISTRIBUTION
     We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     We will describe the method of distribution of each series of securities in the applicable prospectus supplement.
     We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.
     If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
     If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriter fees, discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions. We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

     We will set forth in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
     The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
     In compliance with the guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
     All securities we offer, other than common stock, will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of these securities may make a market in these securities. However, they are not obligated to make a market and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any of these securities.
     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
     The underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
LEGAL MATTERS
     The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, San Diego, California.
EXPERTS
     The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

     BDO Seidman, LLP, independent registered public accounting firm, has audited the financial statements of Visual Sciences Technologies, LLC (formerly known as Visual Sciences, LLC) for the years ended December 31, 2005 and 2004, which appear in our current report on Form 8-K/A filed with the SEC on April 19, 2006, as set forth in their report, which is incorporated by reference herein. The financial statements of Visual Sciences Technologies, LLC are incorporated by reference in reliance on BDO Seidman, LLP’s report, given on their authority as experts in accounting and auditing.
LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s web site at www.sec.gov.
     This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. Pursuant to the SEC rules, this prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above.
     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat this information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 13, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 10, 2007;

•	our Current Reports on Form 8-K filed on February 7, 2006 (excluding Item 7.01 and the exhibit furnished thereunder) (as amended by Amendment No. 1 on Form 8-K/A filed on April 19, 2006 and as further amended by Amendment No. 2 on Form 8-K/A filed on March 29, 2007), February 27, 2007, May 9, 2007 (with respect to Item 5.03) and June 8, 2007;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 16, 2004, including any amendments or reports filed for the purpose of updating the description; and

•	our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2007 Annual Meeting of Stockholders filed on April 13, 2007.
     Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.

Visual Sciences, Inc.
10182 Telesis Court, 6th Floor
San Diego, CA 92121
Attention: Corporate Secretary
(858) 546-0040
     You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.visualsciences.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

$100,000,000
VISUAL SCIENCES, INC.
Debt Securities
Common Stock
Preferred Stock
Warrants

PROSPECTUS

Until                      , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments for subscription.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
     The following table sets forth our best estimate as to our anticipated costs and expenses expected to be paid by us in connection with a distribution of securities registered hereby. All amounts are estimates except for the SEC registration fee:

SEC registration fee	$3,070
Trustee’s and transfer agent’s fees and expenses	10,000
Printing and engraving expenses	75,000
Legal fees and expenses	200,000
Accounting fees and expenses	150,000
Blue sky fees and expenses	5,000
Miscellaneous	6,930

Total	$450,000

ITEM 15. Indemnification of Directors and Executive Officers and Limitation on Liability.
     As permitted by Section 102 of the DGCL, we have adopted provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.
     These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.
     As permitted by Section 145 of the DGCL, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that:
•	we may indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	we may advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive.
     In addition, we have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
   ITEM 16. Exhibits and Financial Statement Schedules.
(a) Exhibits.

1.1*	Form of Underwriting or Purchase Agreement.

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

3.2(2)	Certificate of Ownership as filed with the Secretary of State of the State of Delaware on May 9, 2007.

3.3(1)	Amended and Restated Bylaws of the Registrant

3.4(3)	First Amendment to Amended and Restated Bylaws of the Registrant.

4.1(1)	Form of Common Stock Certificate.

4.2*	Form of Preferred Stock Certificate.

4.3*	Form of Debt Security.

4.4	Form of Senior Indenture, between the Registrant and one or more trustees to be named.

4.5	Form of Subordinated Indenture, between the Registrant and one or more trustees to be named.

4.6*	Form of Warrant.

4.7(4)	Second Amended and Restated Registration Rights Agreement dated as of February 1, 2006 by and among the Registrant and certain investors set forth therein.

4.8(5)	Warrant to Purchase Common Stock dated as of November 21, 2005 and issued by the Registrant in favor of Starsoft Development Labs, Inc.

4.9(4)	Form of Warrant to Purchase Common Stock dated as of February 1, 2006 and issued by the Registrant in favor of the former holders of units of membership interest in Visual Sciences, LLC.

5.1	Opinion of Latham & Watkins LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

23.2	Consent of BDO Seidman, LLP, independent registered public accounting firm.

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

25.1*	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture.

25.2*	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture.

*	To be filed by an amendment or by a report filed under the Exchange Act, and incorporated herein by reference.

(1)	Filed as an exhibit to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-115916), as filed with the SEC on July 28, 2004, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (with respect to Item 5.03), filed with the SEC on May 9, 2007, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 4, 2006, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 7, 2006, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16, 2006, and incorporated herein by reference.
ITEM 17. Undertakings.
     We hereby undertake:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) each prospectus filed by us pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     5. That, for the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) any preliminary prospectus or prospectus of ours relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by us;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
     (iv) any other communication that is an offer in the offering made by us to the purchaser.
     We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     If and when applicable, we hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     If and when applicable, we hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act, Visual Sciences, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on June 8, 2007.

VISUAL SCIENCES, INC.
By:	/s/ James W. MacIntyre, IV
James W. MacIntyre, IV
Chief Executive Officer and President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James W. MacIntyre, IV, Claire Long and Andrew Greenhalgh, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES W. MACINTYRE, IV James W. MacIntyre, IV	Chief Executive Officer, President and Director (Principal Executive Officer)	June 8, 2007

/s/ CLAIRE LONG Claire Long	Chief Financial Officer (Principal Financial and Accounting Officer)	June 8, 2007

/s/ ANIL ARORA Anil Arora	Director	June 8, 2007

/s/ CHARLES J. FITZGERALD, JR. Charles J. Fitzgerald, Jr.	Director	June 8, 2007

/s/ JAMES R. GLYNN James R. Glynn	Director	June 8, 2007

/s/ WILLIAM H. HARRIS, JR. William H. Harris, Jr.	Non-Executive Chairman of the Board	June 8, 2007

/s/ KURT R. JAGGERS Kurt R. Jaggers	Director	June 8, 2007

/s/ DOUGLAS LINDROTH Douglas Lindroth	Director	June 8, 2007

Jeffrey W. Lunsford	Director

/s/ JAMES S. MAHAN, III James S. Mahan, III	Director	June 8, 2007

INDEX TO EXHIBITS

1.1*	Form of Underwriting or Purchase Agreement.

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

3.2(2)	Certificate of Ownership as filed with the Secretary of State of the State of Delaware on May 9, 2007.

3.3(1)	Amended and Restated Bylaws of the Registrant

3.4(3)	First Amendment to Amended and Restated Bylaws of the Registrant.

4.1(1)	Form of Common Stock Certificate.

4.2*	Form of Preferred Stock Certificate.

4.3*	Form of Debt Security.

4.4	Form of Senior Indenture, between the Registrant and one or more trustees to be named.

4.5	Form of Subordinated Indenture, between the Registrant and one or more trustees to be named.

4.6*	Form of Warrant.

4.7(4)	Second Amended and Restated Registration Rights Agreement dated as of February 1, 2006 by and among the Registrant and certain investors set forth therein.

4.8(5)	Warrant to Purchase Common Stock dated as of November 21, 2005 and issued by the Registrant in favor of Starsoft Development Labs, Inc.

4.9(4)	Form of Warrant to Purchase Common Stock dated as of February 1, 2006 and issued by the Registrant in favor of the former holders of units of membership interest in Visual Sciences, LLC.

5.1	Opinion of Latham & Watkins LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

23.2	Consent of BDO Seidman, LLP, independent registered public accounting firm.

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

25.1*	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture.

25.2*	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture.

*	To be filed by an amendment or by a report filed under the Exchange Act, and incorporated herein by reference.

(1)	Filed as an exhibit to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-115916), as filed with the SEC on July 28, 2004, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (with respect to Item 5.03), filed with the SEC on May 9, 2007, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 4, 2006, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 7, 2006, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16, 2006, and incorporated herein by reference.